Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONTRACT 5F1E6

between

Plaza Consulting Group, Inc., dba Pharma Serv

and

SB Pharmco Puerto Rico Inc., dba GlaxoSmithKline

gsk GlaxoSmithKline

covering

Validation Support Services

for

Multiple Projects

TABLE OF CONTENTS

CONTRACT NUMBER - 5F1E6

This agreement (hereinafter "**Contract**") is effective as of November 1, 2005 and is between **SB Pharmco Puerto Rico Inc. d/b/a GlaxoSmithKline**, a Puerto Rico corporation **("Owner")**, with an office and principal place of business at Road 172 Km. 9.1 Bo. Certenejas Cidra Puerto Rico 00739, and **Plaza Consulting Group, Inc. dba Pharma Serv ("Contractor")** with an office and principal place of business at Road 693 Km. 8.2 Sardinera Beach Building Suite # 2 Dorado, Puerto Rico 00646.

In consideration of the covenants and agreements hereinafter provided for, Owner and Contractor mutually agree as follows:

ARTICLE 1 - DEFINITIONS

For the purposes of the Contract, the following terms, when written with an initial capital letter, shall have the meanings set forth below:

1.1 Acceptance - Owner's determination that (1) Contractor has satisfactorily completed Services, as set forth in each Assignment, (2) all testing, and validating of Project has been successfully completed and meets required criteria as may be specified in the scope of Services, (3) Contractor has provided Owner all required documentation, and (4) Project is ready for use.

1.2 Assignment(s) - The document in **Exhibit C** and all other exhibits attached or incorporated into each specific Assignment, that specify the conditions and Services to be provided by Contractor on each Project. When each Assignment is executed by the authorized representatives of the parties, each Assignment, together with the other Contract documents as set out in Paragraph 1.6 of the Contract and all exhibits attached or incorporated into the Assignment, shall constitute the entire agreement of the parties with respect to the Services described therein. Assignment and Purchase Order (as defined herein and utilized with reference to this Contract and corresponding Assignment), may separately or collectively be referred to as Assignment.

1.3 Assignment Budget - Costs for each Assignment calculated in accordance with **Exhibit A** of the Contract, as may be adjusted by Change Order(s) in accordance with the provisions of this Contract.

1.4 Assignment Time - The time period established in each Assignment for completion of Services.

1.5 Change Order - A written order signed by Owner and issued to Contractor authorizing a change in Services and adjustments to Assignment Budget, and/or Assignment Time, as may be adjusted by Change Order(s) in accordance with the provisions of this Contract.

1.6 Contract - Contract means Articles 1 through 33 of this document and its Exhibits A through J.

1.7 Costs - The sum of Costs and charges to Owner resulting from application of the provisions set forth in **Exhibit A**.

1.8 Drawings and Specifications - All items and modifications thereto including, but not limited to, all drawings, specifications, models and computer generated documents provided to Contractor by Owner which describe in detail the Project.

1.9 Overtime - Hours in performance of Services under this Contract, or Assignment, in excess of eight (8) hours during any period of 24 consecutive hours, or in excess of 40 hours per week, are defined as overtime. Unless otherwise stated, the basic work week is forty (40) hours.

1.10 Project - The facility or object of the Services described in each Assignment.

1.11 Purchase Order – For the purposes of this Contract, a mechanism used in direct association with the Contract and corresponding Assignment to enable compensation to Contractor for the Services performed. It is essential for Contractor to reference the Purchase Order Number associated with an Assignment to ensure prompt and accurate payment.

1.12 Services - All things required by Contractor for the successful validation of all processes, equipment or systems identified by Owner in each Assignment including, without limitation, writing and executing computer validation protocol in accordance with Owner's standards, and providing documentation necessary for meeting the requirements of Current Good Manufacturing Practices, contained in Title 21 of the Code of Federal Regulations, Part 11, as the same may be amended from time to time. All Services are to be provided in accordance with the Contract and each specific Assignment.

1.13 State – One of the fifty (50) defined territories making up the United States of America. For the purposes of this Contract, the term "State" shall include the Commonwealth of Puerto Rico.

1.14 Substantial Completion - When, in Owner's opinion, the Services are substantially in compliance with all the requirements of the Contract and the applicable Assignment.

1.15 Term - The term of the Contract shall be from the date first set forth above until **June 30, 2007**, or until the expiration of an Assignment(s) commenced prior to the termination date above, whichever comes later, unless the Contract is terminated previously as provided in Article 19. This Article in no way limits Owner's right to terminate this Contract for any reason pursuant to Article 19 below.

ARTICLE 2 - INTERPRETATION OF CONTRACT DOCUMENTS

2.1 The terms and conditions of the Assignment are intended to supplement and be complementary to the terms and conditions of Articles 1 through 33 of this document and its Exhibits A through J hereof. In the event of conflict, except for conflicts concerning Contractor's compensation as it appears in the Assignment, the terms and conditions of Articles 1 through 33 of this document and its Exhibits A through J shall control.

2.2 No approval of an invoice for progress payment, nor any payment, final or otherwise, nor any use or approval by Owner of documents prepared as a result of the Services, nor occupancy or full or partial use of the Project shall constitute an Acceptance of any Services.

2.3 The issuance of a notice of Substantial Completion by Owner shall not be construed as Owner's concurrence that Services are complete and are in full compliance with the requirements defined in the Contract and any respective Assignment or Assignments.

ARTICLE 3 - SCOPE OF SERVICES/ASSIGNMENT

3.1 Nothing herein shall obligate Owner to call upon Contractor for the performance of any Services whatsoever. All Services to be performed shall be designated in an Assignment signed by the parties. When Owner notifies Contractor that Owner desires certain Services to be performed for it by Contractor and Contractor accepts such Assignment, the performance of the Services by Contractor shall be subject to and in accordance with all of the terms and provisions of this Contract and such Assignment. Contractor agrees to perform all Services with due diligence and in good and workmanlike manner and in accordance with the Contract and the applicable Assignment.

3.2 Prior to issuing an Assignment, Owner shall notify Contractor of the proposed Assignment and request Contractor to submit its proposal with its Costs and time to perform the Services described in said Assignment and information regarding its capability to provide the quantity and

quality of personnel to perform the Services stipulated in said Assignment. Such submittal shall be submitted within the time stated in the aforesaid notice.

3.3 Upon receipt of Contractor's proposal pursuant to Paragraph 3.2, Owner at its sole option, may prepare and issue an Assignment or may have the proposed Services performed by others, or decide not to continue the Project.

3.4 An Assignment shall be substantially in the forms attached hereto as **Exhibit C** to the Contract. Upon receipt and acceptance of an Assignment, Contractor shall promptly have an authorized representative sign the original counterparts thereof, acknowledging its agreement and acceptance thereof, and return both counterparts to Owner for execution.

3.5 Each Assignment made hereunder shall be and remain separate, several, and independent from every other Assignment except to the extent expressly stated within an Assignment or a Change Order thereto.

3.6 Contractor shall furnish all personnel, equipment, materials, and all other items necessary for the execution of Services in accordance with the Contract and the applicable Assignment.

3.7 Except as may be specifically stated in an Assignment, Contractor shall not be the agent of Owner.

ARTICLE 4 - ASSIGNMENT TIME

4.1 Contractor shall commence the Services on the date specified in the Assignment and agrees that Substantial Completion shall occur on or before the completion date specified in each Assignment. Time is of the essence in performing the Services.

4.2 The term "day", as used in the Contract shall mean calendar day unless otherwise specifically designated.

4.3 Within ten (10) days of the effective date of an Assignment, or as otherwise agreed, Contractor shall submit for Owner's approval a detailed critical path schedule with a list of deliverables for the performance of the Services. The schedule, when approved by Owner, shall be subject to adjustment only by Change Order(s).

ARTICLE 5 - OWNER'S GENERAL RIGHTS AND OBLIGATIONS

In addition to other rights and obligations under the Contract, Owner shall have the following rights and obligations:

5.1 Owner shall have the right to approve, or to withdraw approval, of Contractor's and its consultants' personnel assigned to the Services.

5.2 Owner shall have the right to take possession of and use for any purpose any partially completed documentation or other items produced as a result of the Services.

5.3 No action or failure to act by Owner shall constitute a waiver of any right or benefit afforded Owner under the Contract or at law, or relieve Contractor of any of its obligations to perform the Services in accordance with the requirements thereof.

ARTICLE 6 - CONTRACTOR'S GENERAL OBLIGATIONS

In addition to other obligations under the Contract, Contractor shall comply with the following obligations in performing the Services:

6.1 Contractor shall provide only fully competent, experienced, and properly qualified persons.

6.2 Photographs, advertisements, or publicity in any form regarding any part, aspect, or representation of the Services, Project or Owner shall not be permitted without the express prior written approval of Owner.

6.3 While on Owner's premises, Contractor shall be subject to all Owner's rules including, but not limited to, those rules set forth or referenced in this Contract regarding security, safety, smoking, and environmental health, on Owner's premises.

6.4 Contractor's project manager shall represent Contractor on all matters related to the Contract. All directions given to Contractor's project manager by Owner shall be as binding as if given to Contractor.

6.5 Contractor shall provide detailed cost estimates of its Services.

6.6 Contractor shall be responsible for estimating, reporting, forecasting, and controlling the Costs of the Services. Upon approval by Owner of the Costs, or as may otherwise be referred to as Assignment Budget, Contractor shall monitor the amount and provide to Owner sufficient notice and justification for any request to exceed this amount and, further, said amount shall only be subject to adjustment by Change Orders issued by Owner in accordance with the provisions of this Contract.

6.7 All Overtime by Contractor must be requested by Contractor and approved in advance and in writing by Owner.

ARTICLE 7 - CHANGES

7.1 Owner shall have the right, without additional consent from Contractor and without invalidating the Contract or the applicable Assignment, to add, delete or change the Services.

7.2 Change Orders

7.2.1 Owner shall issue a Change Order to make additions, deletions or changes to Services.

7.2.2 To initiate a Change Order, Owner shall send Contractor a request for change. Upon receipt, Contractor shall prepare an estimate of the effects of the change on the Assignment Budget and/or Assignment Time. Upon agreement between Contractor and Owner on the effects of the change, Owner will issue a Change Order specifying any change to Assignment Budget or Assignment Time.

7.3 The Assignment Budget, and/or Assignment Time shall be subject to adjustment only by Change Order(s).

ARTICLE 8 - INVOICING AND PAYMENT

8.1 Owner will pay Contractor, as full and complete compensation for accomplishing the Services under an Assignment and assuming all duties, responsibilities, and obligations under the Contract and such Assignment, Costs pursuant to **Exhibit A** of the Contract, less any appropriate fiscal retention mandated by law.

8.2 At the end of Contractor's accounting month, or as mutually agreed by Owner and Contractor, during the progress of the Services under each Assignment, Contractor shall submit to Owner a properly supported and complete invoice for each Assignment. Each invoice shall contain a list of the itemized Costs incurred by Contractor during the preceding time period and those Costs not previously invoiced. Contractor shall keep invoicing current at all times.

8.3 Invoices should be submitted to:

SB Pharmco Puerto Rico, Inc
P.O. Box 11975
Cidra, Puerto Rico 00739-1975
Attn: Accounts Payable

The following information must be included:

Contract Number
Assignment Number(s)
Purchase Order Number(s)

8.4 Owner may withhold all or part of any amounts due Contractor to protect Owner from a loss, including but not limited to, losses caused by the following:

8.4.1 Failure of Contractor to make proper payments to its consultants for Services.

8.4.2 Failure of Contractor to carry out and/or remedy the Services in accordance with the Contract and applicable Assignment.

8.4.3 Contractor's breach of warranties.

8.5 After Owner has given notice of Acceptance to Contractor under an Assignment, Owner will make final payment for such Assignment conditioned upon compliance by Contractor with all of the provisions of the Contract and applicable Assignment(s). Contractor shall furnish Owner with:

8.5.1 Contractor's final invoice for all remaining Costs.

8.5.2 Proof satisfactory to Owner that there are no unsatisfied claims and that no other indebtedness exists in connection with the Services.

8.5.3 All documents, records, or correspondence which Contractor and other persons performing the Services are required to provide Owner under the Contract and applicable Assignment.

8.6 By acceptance of final payment for an Assignment, Contractor waives any and all further claims against Owner arising out of or in connection with such Assignment and Contractor shall include with it's final invoice Lien Releases in the formats presented in this Contract as **Exhibit H**.

8.7 Owner's duly authorized representatives shall have access, at all reasonable times, to all Contractor's records pertaining to the Services to audit and verify Costs or for any other reasonable purpose. Contractor shall preserve all the aforesaid documents for a period of two (2) years after the Acceptance or termination of the Services.

ARTICLE 9 - TAXES

9.1 Contractor shall pay all taxes related to providing Services except those herein specified to be paid by Owner.

ARTICLE 10 - SUBCONTRACTS AND CONSULTANTS

10.1 Contractor shall perform all Services with its own personnel except for subcontracts for consultants which have been approved in advance and in writing by Owner. Regardless of any approval by Owner, no subcontract entered into by Contractor with any consultant shall relieve Contractor of any of its liabilities or obligations under Contract and Contractor shall be fully responsible for the acts and omissions of its consultants and of persons either directly or indirectly employed by them in the performance of the Services. Contractor shall subcontract Services only in accordance with this Article and all such subcontracts shall be assigned to Owner upon Owner's request.

10.2 Each subcontract awarded by Contractor related to the performance of the Services shall include, but not be limited to, the following provisions:

10.2.1 Each consultant contractually shall agree to assume and be bound by all the obligations, prohibitions, duties, and responsibilities which Contractor owes Owner under the Contract for the portions of the Services to be performed by the consultant.

10.2.2 Each consultant contractually shall agree to accept the assignment to Owner, at Owner's option, of any and all rights of Contractor in and to the subcontract without prior consent of the consultant to such assignment.

10.3 Owner shall, at its option, review and approve all subcontracts and subcontract documents, including all provisions, terms, and conditions contained therein, prior to Contractor entering into a subcontract with any consultant for the Project.

10.4 Contractor shall require all its consultants or other persons performing the Services to obtain insurance coverage of the same type required of Contractor under the Contract prior to the commencement of any Services hereunder.

ARTICLE 11 - LIENS

11.1 In the event that any claim is placed upon or asserted against the Project as a result of the Services, the Contractor shall, within ten (10) Days of notice from the Owner thereof, cause claim to be discharged in accordance with the requirements of **Puerto Rico Civil Code Article 1489 (31 LPRA §4130)** provided Owner is not in breach of its payment obligation hereunder. Owner shall have the right, but shall not be obligated, to have such claim discharged and in such event the Owner shall have the right to withhold out of any payment then due or thereafter to become due to the Contractor, in addition to the amounts set forth elsewhere in this Contract, (or in the event that all amounts due hereunder have been paid, to be reimbursed for,) an amount sufficient to discharge reimburse the Owner for the satisfaction of such claim and any and all costs and expenses in connection therewith, including reasonable attorneys' fees.

ARTICLE 12 - LAW

12.1 Except where preempted by federal law, this Contract shall be governed by and construed exclusively in accordance with the laws of Pennsylvania, without regard to principles of conflicts of law. For litigation arising from this Contract, Owner and Contractor submit to the exclusive jurisdiction of the courts of Pennsylvania.

12.2 Contractor represents and warrants that at the time of submission of its proposal for the performance of the Services, it was and remains properly licensed and qualified to do business in all jurisdictions in which the Services are to be performed and agrees that it will maintain such licenses and qualifications and acquire any additional licenses and qualifications as may be thereafter required by law or otherwise. If any licenses required under this Article are revoked or altered, Contractor shall immediately notify Owner.

12.3 Contractor shall promptly furnish to Owner copies of all notices and correspondence from any governmental authority relating to the Project or the performance of the Services which have been received by Contractor or any of its consultants or other persons performing the Services.

12.4 Contractor shall give all notices required by, and observe and comply with, all laws, ordinances, rules, regulations and lawful orders of any regulatory body/public authority hearing on the performance of the Services.

12.5 If a variance from the laws, ordinances, rules, regulations or lawful orders of any regulatory body/public authority is discovered in the Project, Drawings and Specifications or other documents provided to or prepared by Contractor, Contractor shall immediately notify Owner in writing.

ARTICLE 13 - DOCUMENTATION

13.1 In order to facilitate all validation documentation into the Owner's system, Contractor shall use word processors, computers, data loggers and other instrumentation standards approved by Owner.

ARTICLE 14 - SAFETY, HEALTH, AND FIRE PROTECTION

14.1 Owner places and requires Contractor to place the highest importance and priority on safety, health, and fire protection during performance of, the Services and while on Owner's premises.

14.2 Contractor understands and agrees that it is solely responsible for ensuring that its personnel will perform the Services called for hereunder in a safe manner and in accordance with all applicable safety laws and regulations including, but not limited to, the Occupational Safety and Health Act and its implementing regulations. Contractor further agrees that it will ensure all of its personnel performing Services on Owner's premises shall strictly comply with all of Owner's work and safety rules including, but not limited to, **Exhibits F and G**, as the same may be updated and amended by Owner from time to time. In requiring compliance therewith, Owner does not assume, abrogate, or undertake to discharge any duty or responsibility of Contractor to its personnel or other persons. Contractor will provide all necessary training and supervision to ensure compliance with all requirements of this Article.

14.3 Contractor shall not permit a hazardous, unsafe, unhealthy, or environmentally unsound condition or activity over which it has control to exist at the Project site. If Contractor becomes aware of any hazardous, unsafe, unhealthy, or environmentally unsound condition at the Project site, it shall promptly notify the Owner's other on-site contractors and Owner, and the responsible party shall take the necessary steps to eliminate, terminate, abate, or rectify the condition. Any part of the Services affected by a hazardous, unsafe, unhealthy, or environmentally unsound condition shall be discontinued by Contractor until the condition is corrected.

ARTICLE 15 – CONTRACTOR REPRESENTATIONS AND WARRANTIES

Contractor hereby represents and warrants the following:

15.1 Contractor does not employ engage or otherwise use any child labor in circumstances such that the tasks performed by any such child labor could reasonably be foreseen to cause either physical or emotional impairment to the development of such child in all countries in which it operates or sources Goods.

15.2 Contractor does not use forced labor in any form (prison, indentured, bonded or otherwise) and staff are not required to lodge papers or deposits on starting work.

15.3 Contractor complies with all applicable environment, safety and health regulations and provides a safe and healthy workplace, presenting no immediate risks to its staff. Any housing provided by the Contractor to its workers is safe for habitation. The Contractor provides access to clean water, food, and emergency healthcare to its workers in the event of accidents or incidents at the Contractor's workplace.

15.4 Within the customs and practices of the countries in which the Contractor operates, the Contractor does not discriminate against any worker on any ground (including race, religion, disability or gender). The Contractor does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or unusual disciplinary practices in the workplace.

15.5 Contractor pays each employee at least the minimum wage, or the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits.

15.6 Contractor complies with the laws on working hours and employment rights in the countries in which it operates.

15.7 Contractor has identified all the hazardous or toxic waste that it or its contractors or agents produce, and it is confident that all waste is disposed of by competent bodies via authorized disposal routes;

15.8 Contractor does not engage in any activities which may cause harm to either those living in the vicinity to its operations or the environment.

15.9 The Contractor is responsible for ensuring that similar warranties are provided to any subsequent sub-contractor in the supply chain.

15.10 Contractor is not currently debarred, suspended or otherwise excluded by any governmental agency from receiving federal contracts. Contractor further certifies by accepting this Contract or any part thereof that Contractor's employees, agents, representatives or subcontractors assigned to perform Services under this Contract are not debarred, suspended or proposed for debarment by the federal government. Debarment, suspension or proposed debarment by the federal government will constitute grounds for automatic termination of this Contract by Owner.

15.11 Owner reserves the right at anytime to enter upon Contractor's premises to monitor compliance of the warranties set out in this Article and Contractor shall upon request furnish Owner with any documents requested by Owner in relation thereto.

ARTICLE 16 - DEFICIENT SERVICES

16.1 Owner may reject any Services which do not meet the requirements of the Contract or the applicable Assignment.

16.2 If Owner determines that any Services do not meet the requirements of the Contract or the applicable Assignment (hereinafter "Deficient Services"), Contractor shall promptly correct such Deficient Services upon request of Owner. Contractor shall be responsible for all loss or damage to equipment, materials, and the Project, which are a direct result of the Deficient Services.

16.3 Correction of Deficient Services by Contractor after Acceptance shall be at Contractor's sole cost and expense.

16.4 This Article does not affect or constitute a limitation on liability or an exclusive remedy with respect to Deficient Services.

ARTICLE 17 - PATENTS AND CONFIDENTIAL INFORMATION

17.1 Contractor expressly acknowledges that during the course of the performance of the Services, Contractor may receive or have access to Owner's confidential business and technical information. Contractor shall hold in confidence and not disclose to others or use any business and technical information which is not already in the public domain, which is (1) disclosed or given access to Contractor by Owner hereunder or (2) acquired, learned, or generated by Contractor in the course of performance of the Services.

17.2 Contractor hereby grants to Owner and its successors a non-exclusive, irrevocable, royalty free license under any patents used or produced in the performance of the Services. Contractor also grants to Owner or future owner of Project the right to use documents, data, and information used in the performance of the Services which are covered by copyrights, trade secrets, or any other proprietary rights.

17.3 Contractor shall defend indemnify and hold harmless Owner, its shareholders, officers, successors and assigns against suits, claims, losses, liabilities, expenses (including reasonable attorneys' fees) or damages for alleged or actual infringement, misappropriation, or unauthorized use of any patent right, copyright, trade secrets, or any other proprietary rights arising out of Contractor's use of apparatus, articles, processes, compositions, documents, data, products, or information in connection with the Services.

ARTICLE 18 - SUSPENSION

18.1 Owner shall have the right to suspend all or part of the Services by giving two (2) days prior written notice to Contractor. Contractor shall obtain Owner's approval prior to reassigning any key Project team members and shall immediately confer with Owner concerning all matters related to said suspension.

18.2 Reimbursement to Contractor for any additional Costs arising as a result of any suspension shall be limited to items approved in advance by Owner for the period of suspension. Said Costs shall be subject to audit by Owner pursuant to Paragraph 8.7 of the Contract.

18.3 Contractor will promptly resume Services upon receipt of Owner's notice to resume Services. If appropriate, a Change Order will be issued.

ARTICLE 19 - TERMINATION

19.1 Owner may terminate the Contract, or an Assignment, with or without cause, upon five (5) days prior written notice to Contractor specifying in such notice the effective date of termination. Owner will pay Contractor Costs for Services completed up to the effective date of termination only, unless other Costs are specifically authorized in advance and in writing by Owner.

19.2 In the event of termination of the Contract or an Assignment, Contractor shall immediately:

19.2.1 deliver any and all Drawings and Specifications, documents and materials to Owner;

19.2.2 upon request of Owner, assign any and all rights in any subcontract;

19.2.3 upon request of Owner, terminate such subcontracts as may be identified by Owner, and settle all outstanding liabilities and all claims arising out of such termination of subcontracts as requested by Owner.

19.3 The liability of Owner to Contractor upon termination of the Contract or an Assignment, shall be limited to the portion of Costs referenced in Paragraph 19.1 above and in no event shall Owner pay or be liable for any consequential or incidental damages incurred or alleged to have been

incurred by Contractor due to or caused by such termination, including, but not limited to, lost profits.

ARTICLE 20 - PROJECT COMPLETION

20.1 Prior to the issuance of notice of Substantial Completion, Contractor shall correct any deficiencies in the Services identified by Owner.

20.2 Owner shall issue a notice of Acceptance when it has determined that all the conditions set forth in Paragraph 1.1 have been satisfied. Issuance of such notice of Acceptance shall not constitute a waiver of any breach of contract, breach of warranty and rights of Owner with respect to a failure of Contractor to comply with the terms of this Contract or the applicable Assignment, nor shall Acceptance be construed as a waiver or limitation of rights or remedies available to Owner.

ARTICLE 21 - FORCE MAJEURE

21.1 Any delay or failure in performance by either party shall not constitute default hereunder or give rise to any claims if such delay or failure is caused by force majeure. Force majeure is an occurrence which (1) is not within the control of the affected party, (2) is not caused directly or indirectly by the affected party, and (3) could not be prevented by the reasonable diligence of the affected party. The sole remedy for a force majeure event is an extension of Assignment Time.

ARTICLE 22 - PERFORMANCE STANDARDS

22.1 Contractor represents that its employees and consultants performing the Services including, but not limited to, the project manager and the key personnel named in an Assignment, shall be fully competent, experienced and properly qualified to perform the Services and that the Services shall be performed consistent with the level of performance of other fully competent, experienced and qualified validation firms performing services on projects of similar sophistication. Contractor shall refuse to submit a proposal for and shall not accept an Assignment for which Contractor cannot so represent. Services shall be in conformity with all applicable specifications and other performance requirements as set forth herein or in any Assignment issued pursuant hereto.

22.2 Contractor further represents that, effective upon the date of Acceptance under an Assignment, its performance meets the requirements of the Contract and such Assignment.

ARTICLE 23 – INDEMNIFICATION

23.1 Contractor hereby assumes the risk of and covenants to indemnify Owner, its directors, officers, employees, affiliates, shareholders, and agents against, and hold them harmless from all losses, damages, liabilities, costs, and expenses, including without limitation, reasonable attorneys' fees, arising out of injury to or death of any person, damage to any property, or any economic loss to the extent resulting from the negligence or wrongful act or any error or omission by Contractor, its Subcontractors, its agents or persons performing Services, or breach by Contractor, its Subcontractors, its agents or persons performing Services, of any provision of this Contract, in the performance of the Services thereunder.

23.2 Owner hereby assumes the risk of and covenants to indemnify Contractor, its directors, officers, employees, affiliates, shareholders, and agents against, and hold them harmless from all losses, damages, liabilities, costs, and expenses, including without limitation, reasonable attorneys' fees, arising out of injury to or death of any person, damage to any property, or any economic loss to the extent resulting from the negligence or wrongful act by Owner, its Subcontractors, or persons performing Services, or breach by Owner, its Subcontractors, or agents performing Services, of any provision of this Contract or other contracts in the performance of the Services thereunder.

23.3 Neither Contractor nor Owner shall be liable for any consequential, or indirect damages, or loss of anticipated profits sustained by the other party.

ARTICLE 24 - INSURANCE

24.1 Prior to the execution of the Contract or commencing any Services under an Assignment, Contractor agrees to cause its insurance company or companies to issue to Owner certificates of insurance giving evidence of insurance as required of Contractor in the Contract as set forth in **Exhibit B** attached hereto.

ARTICLE 25 - ASSIGNMENT OF CONTRACT

25.1 Contractor shall not assign the Contract, an Assignment, or any parts thereof without the prior approval of Owner.

25.2 The Owner may assign this Contract to any of its affiliates in the event of a merger or sale of all or substantially all of its assets without consent of the Contractor.

ARTICLE 26 - NONDISCRIMINATION

26.1 Owner and the Department of Veterans Affairs and other United States Government agencies have entered into contracts which obligates Owner to provide equal opportunities for small business concerns to engage in the performance of Owner's contracts. In addition, Owner is obligated to include the language of 48 C.F.R. 52.219-8 "Utilization of Small, Small Disadvantaged, and Women-Owned Small Business Concerns" (attached at the beginning of **Exhibit E** hereto) in all Owner contracts that offer further subcontracting opportunities. If (i) this Contract offers further subcontracting opportunities, (ii) Contractor is not a small business concern, and (iii) the amount to be paid to Contractor under this Contract is $500,000 or more (or if the annual cumulative amount of this Contract and all other Contracts, including Purchase Orders, and contracts with Contractor equals or exceeds $500,000), then Contractor shall implement a Small, Small Disadvantaged, and Women-Owned Small Business Subcontracting Plan, according to the form prescribed from time to time by Owner, the current form of which is attached as a part of **Exhibit E** hereto. Upon Owner's request, Contractor shall provide to Owner a copy of such Subcontracting Plan, and updates as requested

26.2 To the extent required by Title 41, Part 60-1.4 of the Code of Federal Regulations, by executing the Contract, Contractor agrees that it will not discriminate against any employee or applicant for employment because of race, color, religion, age, sex or national origin, and that it will abide by and comply with all terms and conditions of the equal opportunity clause set forth in said Part 60-1.4 of Title 41, or any similar or successor clause addressing the obligations of government contractors and subcontractors with respect to inclusion of the same or similar clauses in contracts and subcontracts, which clause is hereby incorporated herein by reference as if fully set forth herein. Contractor agrees to execute and shall execute the Certificate of Nonsegragated Facilities, attached hereto as **Exhibit D**, prior to accepting Services under an Assignment to the Contract.

ARTICLE 27 - SURVIVORSHIP

27.1 Any and all provisions, promises and warranties contained herein which by their nature or effect are required or intended to be observed, kept or performed after termination of this Contract will survive the termination of this Contract and remain binding upon and for the benefit of the parties hereto.

ARTICLE 28 - NOTICES

28 All notices, demands, requests or other communications that may be required to be given by any party hereto to the other party hereto shall be in writing And, unless otherwise specified in this Contract, shall be addressed as set forth below:

Owner: **Paul R. Noll**	Contractor: **Elizabeth Plaza, R.Ph.**
VP, Associate General Counsel	**President**
Legal Operations _GMS	**Plaza Consulting Group, Inc.**
GlaxoSmithKline	**373 Méndez Vigo**
200 North 16th Street	**Suite 110**
Philadelphia, PA 19102	**Dorado, PR 00646**

ARTICLE 29 - SOCIAL SECURITY AND WAGE TAX LIABILITY

29.1 Contractor shall accept exclusive liability for the payroll taxes and contributions for unemployment insurance or old age pensions or annuities, and any other payments now or hereafter imposed by any government, Government of the United States or by any State or political subdivision thereof, which are measured by the wages, salaries or other remuneration paid to Contractor and Contractor shall timely pay and indemnify Owner against any and all taxes, contributions and payments by law Contractor may be required to pay.

ARTICLE 30 - WAIVER AND SEVERABILITY

30.1 The waiver by either party of a breach or violation of any provision of the Contract or an Assignment shall not be construed to be a waiver of any subsequent breach. In case any one or more of the provisions contained in the Contract or an Assignment shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision thereof and the Contract or applicable Assignment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained therein.

ARTICLE 31 - AMENDMENTS

31.1 The Contract or Assignment(s) may not be amended, nor any provision thereof waived, except by a written amendment executed by duly authorized representatives of the respective parties.

ARTICLE 32 - BACKGROUND SCREENING

32.1 Contractor shall perform at its own expenses, a background screening of Contractor personnel who will perform services on Owner site for ten (10) days or more or for less than ten (10) days and will have access to sensitive information, valuable assets or to areas containing laboratory animal or sensitive research data. Such background screening shall at a minimum consist of the components set forth at **Exhibit I**. Contractor shall be solely responsible for securing all necessary releases and compliance with all federal, state and local privacy laws in the gathering and release of collected background screening information. Contractor shall inform all Contractor personnel providing Services to Owner that additional background screening may be performed dependent upon the length and type of assignment they receive at Owner site. Upon request Contractor shall provide written reports or other documentation satisfactory to Owner, that the Contractor personnel meet the rules and requirements of Owner pertaining to background screening. If subcontracts are utilized under this Contract then Contractor shall ensure that its subcontractors perform similar background screening on their employees.

ARTICLE 33 - RECORDS

33.1 Contractor shall keep complete and systematic records of all goods and/or Services purchased by Owner. Such records shall include any operational documentation pertaining to Contractor's goods or Services under this Contract, including records relevant to any costs or expenses incurred by Contractor on behalf of Owner, any financial records, procedures (including records for compliance with federal, state and local law) and such other documentation pertaining to Contractor's Services under this Contract. Contractor shall preserve all such records in accordance with the records retention period(s) specified in **Exhibit J**; provided, however, that Contractor shall preserve any records not identified in **Exhibit J** for the greater of (a) three (3) years, or (b) the period agreed upon in writing by the parties. In the event a legal matter arises requiring preservation of certain records, Contractor shall suspend destruction of such records as requested by Owner or any governmental body. During the term of this Contract and, thereafter, in accordance with any applicable records retention period(s) identified in **Exhibit J**, Owner shall have the right to inspect, copy and audit such records during Contractor's regular working hours. Contractor shall fully cooperate in any such inspection or audit of its records.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver the Contract in two (2) equal counterparts as of the date first written above.

SB Pharmco Puerto Rico Inc., d/b/a GlaxoSmithKline		**Plaza Consulting Group, Inc. d/b/a Pharma Serv**	
Signature:	[signature]	Signature:	[signature]
Print Name:	R.A. PACKER	Print Name:	Elizabeth Plaza
Title:	QUALITY OPERATIONS DIRECTOR.	Title:	President

PREPARED AND REVIEWED BY	REVIEWED BY	REVIEWED BY
Cidra Site Procurement	Engineering & Facilities Procurement	Validation Manager
[signature] Maria Cancel	[signature]	[signature] Christopher S Rasmussen 11/14/05

EXHIBIT A

COMPENSATION

1.0 General

For Contractor's performance of the Services, pursuant to the terms and conditions of this Contract, including all attachments, Owner agrees to pay Contractor and Contractor agrees to accept as full compensation there for, the compensation set forth below:

2.0 Lump Sum Compensation

In the event that Services can be adequately detailed to enable the submittal of a Lump Sum Price, Contractor and Owner shall agree to execute an Assignment on the basis of the lump sum compensation provisions set forth below:

Total compensation payable to Contractor for the Services to be provided under an Assignment will be established and agreed to by Owner and Contractor. The lump sum price shall be firm and not subject to escalation. Contractor agrees to accept the price as full compensation for performance of all Services called for; for known and reasonably anticipated difficulties or obstructions which may arise or be encountered in the prosecution of the Services other than those listed otherwise; and for performance by Contractor of all its duties and obligations hereunder.

The lump sum price includes, but is not limited to:

2.1 All labor, supervision, and administrative support; payroll insurances, taxes, and benefits; materials; consumables; expendables; small tools; equipment; fuel; utilities and water; cost, progress, administrative, and accounting reports required by Contractor and/or Owner; insurance; applicable taxes (including, but not limited to, sales/use taxes); profit; and all other services, overhead, and expenses necessary for the complete and satisfactory performance of the Services except such items as Owner in this Contract specifically agrees to supply or furnish to or for the use of Contractor.

2.2 All lodging, subsistence, and allowances required for Contractor's employees engaged in the Services.

2.3 Mobilization and demobilization costs for all Contractor's employees, equipment, and supplies.

2.4 Transportation to and from and in and around the worksite for Contractor's employees, equipment, and supplies.

2.5 Office space, and other buildings and sanitary facilities required for performance of the Services.

3.0 Billing Rates and Reimbursable Expenses

In the event that Services can not be adequately detailed to enable the submittal of a Lump Sum Price, Contractor and Owner shall agree to execute an Assignment on the basis of the billing rates and reimbursable compensation provisions set forth below:

3.1 Contractor will be paid for the services of Contractor's employees performing Services on the basis of the fixed hourly Billing Rates shown in Attachment A-1. The Billing Rates represent total payroll compensation to Contractor for all payroll costs including, but not limited to, base salary, payroll taxes, group health insurance, life insurance,

unemployment, disability, and worker's compensation insurance, vacation, holiday pay, sick leave, other company benefits and Contractor's overheads (including support staff), small tools and profit.

3.2 Hours in performance of Services under this Contract, or Assignment, in excess of eight (8) hours during any period of 24 consecutive hours, or in excess of 40 hours per week, are defined as overtime. Unless otherwise approved in advance and in writing by Owner, all hours worked will be billed at Billing Rates and no charges for overtime or premium pay will be paid by Owner.

3.3 Employees are exempt from overtime requirements if they are managers, professionals, or executives as defined by the Minimum Wage Board.

3.4 Materials and Rental Equipment

Contractor shall be reimbursed for the actual cost of all materials, third party rental equipment, specialty software for scheduling purposes, analytical sampling / laboratory testing, permits related to the Services under this Contract upon prior written approval from Owner.

3.5 Travel

a. If business travel is requested by Owner during the performance of the Services under this Contract, reasonable travel expenses incurred will be paid by Owner as set out herein. Time charges will not exceed eight (8) hours for any day spent traveling and will be compensated at the rate described below in this Exhibit. Time charges for days with a combination of (a) eight (8) hours or less of work at a job location, and (b) travel, will be paid by Owner at the normal rate and will not exceed eight (8) hours.

b. Reimbursement for car mileage will only be made in the case of out-of-town travel requested and approved in advance and in writing by Owner. Contractor will be reimbursed for its automobile mileage at the rate currently approved by the Internal Revenue Service. Commercial air travel will have prior Owner approval and will be coach fare.

c. Contractor will be reimbursed at actual cost for all other reasonable travel expenses including car rental, hotel, parking, tolls, telephone (business only), telex, and meals that are incurred during the performance of the Services.

3.6 Miscellaneous Costs

Contractor shall receive no compensation for costs or expenses incurred or anticipated, other than those set forth in this Exhibit A. Should Contractor anticipate an expenditure for which Contractor will seek reimbursement and such expenditure does not appear in this Exhibit, written approval shall be required from Owner in advance.

EXHIBIT A - ATTACHMENT A-1

Schedule of Salaries/Wages and Classification of Contractor's Reimbursable Employees

PROJECT NAME / POSITIONS	0 - 3 YEARS			4 - 6 YEARS			7 + YEARS		
ENGINEERING RESOURCES	Bachelor Degree	Master Degree	Doctorate Degree	Bachelor Degree	Master Degree	Doctorate Degree	Bachelor Degree	Master Degree	Doctorate Degree
EQUIPMENT/UTILITIES/FACILITIES									
Project Engineer	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Qualification Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Instrument Technician	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Instrument Engineer	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Maintenance Technician	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
TECH SERVICES RESOURCES									
Process Validation Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Cleaning Validation Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Packaging Validation Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
LABORATORY RESOURCES									
Method Transfer Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Microbiologist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Chemist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Licensed Chemist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
OTHER RESOURCES									
Project Leader / Manager				[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Change Management	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
QA Validation Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Regulatory Compliance Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Technical Writer	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Computer Validation Specialist	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Investigation Consultant	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

Notes:

(1) *These salary ranges are valid until* ***June 30, 2007.***

EXHIBIT B

MINIMUM INSURANCE REQUIREMENTS

Contractor from the time of commencement of Services until completion of Services under an applicable Assignment, shall provide, pay for and maintain in effect the following types of insurance in at least the following amounts.

1.0 Commercial General Liability Insurance

Occurrence form including premises and operations coverage, products and completed operations coverage, coverage for independent contractors, personal injury coverage and blanket contractual liability.

Limits of Liability

General Aggregate	$2,000,000
Products and Completed Ops. Aggregate	$2,000,000
Personal & Adv. Injury Aggregate	$1,000,000
Each Occurrence Limit	$1,000,000

Coverage must include;

1.1 Policy to be endorsed to provide policy limits "per project" and "per location".
1.2 Policy must name Owner as an additional insured as its interests may appear.
1.3 Policy must be endorsed to provide a 30-day notice of cancellation or substantial change to Owner.

2.0 Worker's Compensation

Limits of Liability

Worker's Compensation	statutory
Employer's Liability	
Each Accident	$500,000
Policy Limit - Disease	$500,000
Each Employee - Disease	$500,000

Coverage must include

2.1 Coverage for all states in which operations are conducted.
2.2 Policy must be endorsed to provide a 30-day notice of cancellation or substantial change to Owner.

3.0 Business Automobile Liability

Limits of Liability

Combined Single Limit (BI & PD)	$1,000,000 per accident

Coverage must include:

3.1 Policy must be endorsed to provide a 30-day notice of cancellation or substantial change to Owner..
3.2 Policy must name Owner as an additional insured as its interests may appear.

4.0 Umbrella Insurance

Limits of Liability

Annual aggregate	$4,000,000
Per Occurrence Limit	$4,000,000

Coverage must include:

4.1 Policy must be endorsed to provide a 30-day notice of cancellation or substantial change to Owner.

4.2 Policy must name Owner as an additional insured as its interests may appear.

5.0 Professional Liability Insurance

Limits of Liability

Bodily Injury or Property Damage	$1,000,000 combined single limit

Professional liability insurance coverage shall be sufficiently broad in scope to protect Owner from any and all losses due the failure of Contractor in the performance of the Services and/or the performance of its duties hereunder and shall in all cases include three (3) year reporting form endorsement ("tail" coverage) with minimum limits equal to those set forth above.

6.0 Waiver of Subrogation:

Not Applicable

7.0 Consultants and Subcontractors

Contractor shall require all of its consultants and/or subcontractors to provide the aforementioned coverage that the consultants and/or subcontractors may consider necessary and any deficiency in the coverage or policy limits of the consultants and/or subcontractors will be the sole responsibility of Contractor.

8.0 The insurance provisions set out above in no way affect the liability of Contractor as stated elsewhere in this Contract.

9.0 All deductibles and self-insured retention amounts must be acceptable to Owner, in Owner's sole discretion.

10.0 Certificates of Insurance:

Before commencing performance of the Services, Contractor and its consultants and/or subcontractors must furnish certificates(s) of insurance evidencing:

10.1 Insurance coverage acceptable to Owner.

10.2 Effective expiration dates of policies.

10.3 Owner must be given thirty (30) days written notice of all cancellation, non-renewable, or material changes in policy.

10.4 A waiver of subrogation endorsement has been attached to all policies.

10.5 Any deductible and/or self-insured retention.

10.6 Any exclusions to the policy which are not part of the standard form.

10.7 Certificate of Insurance title block format is as follows:

SB Pharmco Puerto Rico, Inc
State Road 172 Km 9.1
Bo. Certenejas
Cidra, Puerto Rico 00739

EXHIBIT C

ASSIGNMENT FORM

ASSIGNMENT NUMBER-____________

This assignment (hereinafter "Assignment") is effective as of _______________ and is between **SB Pharmco Puerto Rico, Inc a Puerto Rico** corporation (hereinafter "Owner") with an office and principal place of business at **State Road 172 Km 9.1 Cidra, Puerto Rico, 00739**, and **Plaza Consulting Group, Inc. DBA Pharma Serv** (hereinafter "Contractor") with an office and place of business at Road 693 Km. 8.2 Sardinera Beach Building Suite # 2 Dorado, Puerto Rico 00646.

WHEREAS, Owner and Contractor have entered into that Contract Number **5F1E6** executed on November 1, 2005 (hereinafter "Contract"); and

WHEREAS, pursuant to the Contract referenced above, Contractor has agreed to perform certain Services by executing an Assignment describing said Services, as more fully provided in Article 3 of the Contract.

NOW THEREFORE, in consideration of the foregoing and the promises, covenants and agreements hereinafter set forth, and in further consideration of certain other valuable consideration, the receipt and sufficiency of which each of the parties expressly acknowledges, Owner and Contractor hereby agree by and between themselves as follows:

1. Scope of Services. Contractor shall perform Services as set forth in Attachment A to this Assignment.

2. Project Roster. Contractor shall prepare and maintain a list (hereinafter referred to as "Project Roster") of all of Contractor's personnel assigned to the Services. Approval must be obtained from Owner's Representative for the initial Project Roster and for any changes (replacements, additions, or deletions) to the Project Roster. An example of this form is attached hereto as Attachment B to this Assignment.

3. Completion of Services. The Services described above shall be completed on or before _____________, 20___.

4. **[OPTION 1]**

   Lump Sum Price of Services Total compensation payable to Contractor for the Services to be provided under this Assignment is the lump sum amount of ____ **and 00/100 Dollars ($__________.00)**. The lump sum price is firm and not subject to escalation. Contractor agrees to accept the price as full compensation for doing all Services called for; for known and reasonably anticipated difficulties or obstructions which may arise or be encountered in the prosecution of the Services other than those listed otherwise; and for performance by Contractor of all its duties and obligations hereunder.

   The lump sum price includes, but is not limited to:

   A. All labor, supervision, and administrative support; payroll insurances, taxes, and benefits; materials; consumables; expendables; small tools; equipment; fuel; utilities and water; cost, progress, administrative, and accounting reports required by Contractor and/or Owner; insurance; applicable taxes (including, but not limited to, sales/use taxes); profit; and all other services, overhead, and expenses necessary for the complete and satisfactory performance of

the Services except such items as Owner in this Contract specifically agrees to supply or furnish to or for the use of Contractor.

B. All lodging, subsistence, and allowances required for Contractor's employees engaged in the Services.

C. Mobilization and demobilization costs for all Contractor's employees, equipment, and supplies.

D. Transportation to and from and in and around the worksite for Contractor's employees, equipment, and supplies.

E. Office space, and other buildings and sanitary facilities required for performance of the Services.

4. **[OPTION 2]**

Assignment Budget. Contractor's estimate of the cost of Services to be provided under this Assignment is ________________ Dollars ($__________). The total compensation payable to Contractor will not exceed this amount without prior written authorization of Owner. Contractor will monitor cost and provide to Owner sufficient notice and justification for any request to exceed this amount.

5. Payment Terms. Payment to Contractor for performance of the Services described in Paragraph 1 above shall be in accordance with Article 8 of the Contract.

6. Incorporation by Reference; Performance of Services. The provisions of the Contract are hereby incorporated by reference into and made a part of this Assignment. This Assignment, together with the other Contract documents as set out in Paragraph 1.6 of the Contract, and all attachments incorporated into this Assignment, shall constitute the entire agreement of the parties with respect to the Services described herein. The parties intend that the terms and conditions of the Contract and the Assignment be complementary with each other; however, in the event of a conflict between the terms and conditions of this Assignment and those of the Contract, the terms of the Contract will take precedence and control over those of the Assignment, except for conflicts, if any, concerning Contractor's compensation as it appears herein. No provision in this Assignment shall effect a waiver or amendment of any term or condition of the Contract with respect to any other Assignment.

7. Contractor's Representative - ________________________________

8. Owner's Representative - ____

9. Other Information

9.1 All correspondence regarding this Assignment, including drawings, **must** reference Owner's Project ________________, this Assignment number and Contract Number ______-__.

9.2 Unless otherwise directed by Owner, all invoices should be sent to:
SB Pharmco Puerto Rico, Inc
P.O. Box 11975
Cidra, Puerto Rico 00739-1975
Attn: Accounts Payable
The following information must be included on the invoice:
Project: .... ______________
Contract Number:............................ ______________
Assignment Number: .... ______________
Purchase Order Number:.................. ______________

[NOTE: Preparer should provide all other necessary information as may be applicable to each Assignment.]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver, in two equal counterparts, this Assignment, as of the date first written above.

[SAMPLE ONLY DO NOT SIGN] **SB Pharmco Puerto Rico Inc., d/b/a GlaxoSmithKline**		[SAMPLE ONLY DO NOT SIGN] **Plaza Consulting Group, Inc. d/b/a Pharma Serv**	
Signature:	____________________	Signature:	____________________
Print Name:	____________________	Print Name:	____________________
Title:	____________________	Title:	____________________

ATTACHMENT A TO ASSIGNMENT NO.____________

SCOPE OF SERVICES

[NOTE: Preparer will include a comprehensive and detailed description of Services, milestones, deliverables and estimated breakdown of hours, if applicable.]

ATTACHMENT B TO ASSIGNMENT ___

PROJECT ROSTER

Contract No.:
Assignment No.:
Contractor:

Project: ______________________________

Reporting Period: ______________ to ______________
(Date) (Date)

Name/Employee #	Title/Classification	Date (to be) Assigned	Date (to be) Released

Total No. Employees Assigned: ______________

Approved by Contractor: ______________ Approved by Owner: ______________

Date: ______________ Date: ______________

Notes:

1. Asterisk (*) indicates Key Personnel.
2. Any employees assigned to the Services and not shown on this Project Roster must be approved by Owner prior to their assignment.
3. Asterisks (**) to the left of an employee's name indicates a change (an addition or deletion) from the previous Project Roster.
4. This Project Roster will accompany, as support, invoices that Contractor submits to Owner.

EXHIBIT D

CERTIFICATION OF NON SEGREGATED FACILITIES

(Applicable to contracts, subcontracts, and agreements with applicants who are themselves performing federally assisted construction contracts, which are not exempt from the provisions of the Equal Opportunity clause.)

By the submission of this bid, the bidder, offerer, applicant, or subcontractor certifies that he does not and will not maintain or provide for his employees any segregated facilities at any of his establishments, and that he does not permit his employees to perform their services at any location under his control where segregated facilities are maintained. The bidder, offerer, applicant or subcontractor agrees that a breach of this certification is a violation of the Equal Opportunity clause in the Contract. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, restrooms and wash rooms, restaurants and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color, national origin, or religion. He further agrees that (except where he has obtained identical certifications from proposed subcontractor's for specific time periods) he will obtain identical certifications from proposed subcontractors prior to the award of subcontracts which are not exempt from the provisions of the Equal Opportunity clause, that he will retain such certifications in his files, and that he will forward the following notice to such subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO ALL PROSPECTIVE SUBCONTRACTORS OF REQUIREMENTS FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES.

Notification of Non Segregated Facilities, as required by the May 19, 1967 order of Elimination of Segregated Facilities by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967, as amended 43 Fed. Reg. 49244, October 20, 1978) must be submitted prior to the award of a subcontract which is not exempt from the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts.

Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.

Pharma Serv

Signature: ______________________________

Print Name: ______________________________

Print Title : ______________________________

Date: ______________________________

EXHIBIT E

UTILIZATION OF SMALL BUSINESS CONCERNS (48 C.F.R. 52.219-8)

As prescribed in 19.708(a), insert the following clause: Utilization of Small Business Concerns (Oct 2000)

(a) It is the policy of the United States that small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns.

(b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

(c) Definitions. As used in this contract-

- "HUBZone small business concern" means a small business concern that appears on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration.
- "Service-disabled veteran-owned small business concern"- (1) Means a small business concern- (i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and (ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran. (2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).
- "Small business concern" means a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto.
- "Small disadvantaged business concern" means a small business concern that represents, as part of its offer that- (1) It has received certification as a small disadvantaged business concern consistent with 13 CFR part 124, Subpart B; (2) No material change in disadvantaged ownership and control has occurred since its certification; (3) Where the concern is owned by one or more individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and (4) It is identified, on the date of its representation, as a certified small disadvantaged business in the database maintained by the Small Business Administration (PRO-Net).
- "Veteran-owned small business concern" means a small business concern- (1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and (2) The management and daily business operations of which are controlled by one or more veterans.
- "Women-owned small business concern" means a small business concern- (1) That is at least 51 percent owned by one or more women, or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and (2) Whose management and daily business operations are controlled by one or more women. (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as a small business concern, a veteran-owned small business concern, a service-disabled veteran-owned small business concern, a HUBZone small business concern, a small disadvantaged business concern, or a women-owned small business concern.

SmithKline Beecham Corporation
Small Business Concerns Subcontracting Plan

Business Name: ______________________________ (referenced herein as "Contractor")
Contact Person: ______________________________
GSK Contract Number: ______________________________
Telephone No.:________________ Fax No.:________________ Email:____________________
Mailing Address: ____

1. Identify the nature of the above referenced contract with GlaxoSmithKline (i.e., type of goods or services):
____

2. Indicate on behalf of Contractor whether each of the following statements is true or false.
   (i) The contract described above offers no subcontracting opportunities. True / False
   (ii) Contractor is a small business concern. True / False
   (iii) The total annual amount to be paid to Contractor under all active contracts with GlaxoSmithKline is less than $500,000. True / False

   If any of the statements above is true, you may skip questions 3 – 6 below.

3. Please identify and describe the duties of the person at your company responsible for administering the company's small business/small disadvantaged business subcontracting program:
   Name: ______________________________
   Title: ______________________________
   Telephone: ______________________________
   Description of Duties: ____
   ____

4. Contractor's goals for utilization of small businesses, small businesses owned and controlled by socially and economically disadvantaged individuals, small veteran owned, small service disabled veteran owned businesses, women owned small businesses, and HUBzone small businesses in the completion of your contract with GlaxoSmithKline is as follows:

Planned Subcontracting Dollars	__________$
Small Business Concerns	__________%
Small Disadvantaged Business Concerns	__________%
Small Veteran Owned Business Concerns	__________%
Small Service Disabled Veteran Owned Business Concerns	__________%
Women Owned Small Business Concerns	__________%
HUBzone Small Business Concerns	__________%

5. Please describe the efforts your company intends to make to insure that subcontractors in the categories above will have an equitable opportunity to compete for subcontracts (attach additional pages if necessary):
____
____

6. Please recite the types of records your company will maintain to demonstrate procedures adopted to comply with the requirements of this subcontracting plan:
____
____

7. By signing below, the above named Contractor acknowledges that this plan is incorporated into its contract with SmithKline Beecham Corporation, d/b/a GlaxoSmithKline, and certifies and represents that to the best of its knowledge, the answers given above are correct. The Contractor acknowledges that this plan and its requirements are mandated by the Small Business Act and regulations promulgated thereunder and agrees that it will use its best efforts to realize the goals of this plan.

Contractor:______________________________ Title:______________________________

By:______________________________ Date:______________________________

EXHIBIT F

ENVIRONMENTAL HEALTH & SAFETY (EHS) REQUIREMENTS

I. The Contractor:

a. Shall be responsible for maintaining effective compliance with all applicable Environment, Health and Safety (EHS) regulatory requirements, including the obtaining and maintaining of all necessary licenses and permits.

b. Shall ensure that all EHS issues are handled by qualified EHS professionals or at a minimum that competent EHS professionals are consulted on EHS issues.

c. Shall be responsible for managing the work in a safe and environmentally conscious manner taking all EHS risks into account and ensuring the safety of all persons involved in the preparation and handling of food.

d. Shall ensure that appropriate EHS information, food hygiene instruction or task-specific training as required by a risk assessment is received by all affected employees prior to their starting work and that all appropriate hygiene controls are in place.

e. Shall provide Owner with notification of and information on any adverse EHS event that may affect work carried out for Owner (e.g. an employee suffering from a communicable disease, public health citations, illness or injury occurring on Owner premises) and participate in Owner's investigations of adverse events.

f. Shall conduct inspections and audits of their operations relating to the preparation, processing, storage and disposal of food. Actions from inspections and audits shall be progressed according to a mutually agreed schedule.

g. Shall obtain suitable health advice from their occupational health provider to ensure that the health status of their workers does not pose a risk to Owner employees. The occupational health provider will need to have knowledge of the work performed by the individual and be able to provide recommendations and services in the following areas:
   - pre-placement health assessment of all workers prior to their commencing work at an Owner operation;
   - provision of any immunisations required by Owner before the catering workers start work at an Owner operation;
   - evaluation of ill workers to ensure that their illness does not affect fitness for work or pose a risk of communicable disease to GSK employees;
   - evaluation and ongoing management of any case of alleged or suspected occupational illness;
   - health surveillance if it is concluded from a legal review or risk assessment that health surveillance of the Company catering workers is required.

h. Agrees to an annual review of EHS performance as part of the terms of renewal of the contract.

II. Documentation Required

a. EHS Program and Policy

a. Copy of Policy of "Corporación del Fondo del Seguro del Estado". Receipt of payment of the policy (2002-2004).

b. OSHA 300 Accident Log (2002-2004)

c. Copy of any PROSHO Inspections and Corrective actions

d. Standard Operating Procedures regarding EHS (i.e. Personal Protective Equipment, Incident Investigation, Waste Disposition, Emergency, Bloodborne Pathogen, Inspection Procedure, Vaccines Program)

e. Copy of Training Program and Participation Records

f. Any Certification/licenses of employees(i.e. Health Certificate, Vaccines).

g. Experience and Reference in similar industries

h. Awards

i. Propose Administrative Diagram

EXHIBIT G

SECURITY REQUIREMENTS

1. **Every person assigned to perform Services or Work at the GSK-Cidra location, including consultants and contractors, will be required to comply with following requirements:**

- Original certification of Criminal Record Clearance (not older than 3 month). This must be renewed annually.
- Provide certification of negative drug test result (Panel #5), printed on Contractor's letterhead for the personnel involved in the services/work.

Note: The Contractor has to provide evidence of a Drug Detection Program.

- Contractor must present adequate identification with photo
- The following training is mandatory:
  - Occupational Safety (Seguridad Ocupacional)
  - Good Manufacturing Practice (Buenas Practicas de Manufactura) (cGMP)
  - Industrial Security (Seguridad Industrial)

Note: Consultants and contractors shall wear their Company's identification badge with his/her full name and clear photo visible all the time, joined to the GSK access card. For every arrival / departure, Contractor's employees shall register and pick up / return a GSK access card at the Security Main Entrance.

2. **Contractor and all persons employed by Contractor or its consultants or material supplier shall comply with the following:**

- All visitors to the site shall provide notification to GSK Security Department, via email, 24 hours prior visit.
- Visitors shall have an escort at all times by the GSK personnel in charge of the visit.
- Follow the parking areas speed limit and all other inside/outside rules signs.
- Motor vehicles will be in compliance with Law 22 of the Commonwealth Government of Puerto Rico.
- Visitors/Consultants/Contractors will park as per Security officer instructions.
- Motor vehicles could be inspected on arrival and/or departure.
- Absolutely NO fire arms, side arms, cameras, cell phones, recorders, alcoholic beverages, or smoking will be allowed on site.
- Absolutely NO shorts or tank tops will be allowed on site.
- A Debit Memo doc will be issued to carry out any GSK equip/material/item thru Receiving Dept and Security Dept during working hours.
- Receiving Dept working hours are 7:00 AM to 3:00 PM Monday thru Friday. Exceptions like weekend, holiday, weekday after-hours will be notified via Email to Warehouse Dept and Security Dept.
- Notice of work, or performance of services on weekends and holidays shall be submitted via email by a Top Management Rep to GSK Security Dept. 24 hours prior to such activity. A listing with names and id numbers is required.

EXHIBIT H

PUERTO RICO AFFIDAVIT

Final Release

FROM: ______________________________________

____

(hereinafter "Undersigned" as Prime Contractor)

TO: ______________________________________

____

(hereinafter "Owner")

RE: ______________________________________

____

____

(Project description and address of the Real Property)

1. The Undersigned ________________________, in consideration of any and all previous payments made to it, (including full and final payment of __________) and other good and valuable consideration, hereby waives and releases all actions, debts, claims and demands against Owner, and its surety and lender, if any, their officers, directors, agents and representatives, on account of any and all work, including but not limited to: labor; professional design; construction or surveying services; materials; supplies; appliances; equipment; machinery; fixtures; or furnishings (hereinafter the "Services") performed and furnished by it, in connection with the making of improvements on or beneath the Real Property and for the Project of the Owner as referenced above.

2. The Undersigned, under oath, states that no UCC Financing Statement, security interest, conditional bill of sale or retention of title agreement, has been given or executed by the Undersigned for or in connection with any material, appliances, machinery, fixtures or furnishings placed upon or installed in the Real Property and Project.

3. It is further understood that this document is submitted to the Owner for its reliance and assurance to others that all claims relating to the Services furnished by the Undersigned are paid or resolved including those that may be covered by **Puerto Rican Civil Code Article 1489 (31 LPRA §4130).**

This the _____ day of _______________ 20____.

____
(Contractor)

By: ____________________________

(Print) __________________________

Title: __________________________
Authorized Representative

Dated: __________________________

COMMONWEALTH OF PUERTO RICO

AFFIDAVIT No. ___

Subscribed and sworn to before me by ______________________ in his capacity as ______________________ who is of legal age, married/single and a resident of ________who is personally known to me (or whom I identify by the following document______________). In ______________, Puerto Rico this _____day of ____________, 200_.

____
Notary

EXHIBIT I

BACKGROUND SCREENING

These screening requirements apply to all Contractor personnel world-wide where this is allowed under local laws and who will be working on-site at Owner (a) continuously for ten (10) days or more or (b) for less than ten days and will have access to sensitive information, valuable assets or to areas containing laboratory animals or sensitive research data.

STANDARDS AND PROCEDURES FOR PRE EMPLOYMENT SCREENING

1. SCREENING OF CONTRACTOR PERSONNEL PROVIDING ON-SITE SERVICES

1.1 The background screening process for Contractor personnel providing on-site services must be based on the following minimum requirements; local procedures may be enhanced to higher requirements where business requirements consider it necessary:

- an identity check
- a criminal record check (where this is allowed by law). Where this is shown to include disclosable criminal conviction, pattern of aggressive behavior, or fraud, notification must be given to security for review.

1.1.2 Additional investigation is to be conducted on Contractor personnel who, in order to fulfill their role or to meet legal requirements, have regular contact with sensitive information, access to valuable assets, or where the post carries a general fiduciary responsibility. The checks consist of verification of pertinent licenses, certifications and operating documents that may be required by law.

1.1.3 Additional checks may be requested by security for Contractor personnel providing on-site services entering positions that will require access to laboratory areas containing animals, sensitive information, important financial data, valuable assets or where Owner feels it is appropriate.

1.1.4 Pre-employment screening may be conducted through contracted specialist third party service providers.

EXHIBIT J

RECORDS RETENTION SCHEDULE

(Information provided below for example purposes only - please see the Guidance Notes for completion of this Exhibit)

Description of Document(s)	Retention Period
Administrative • Personnel/Supervisory Records • Reference Materials	Insert applicable retention period
Discover, Research and Develop Drugs/Products • Clinical Study Records • Research Reports/Technical Documents	Insert applicable retention period
Manage the Organization • Recruitment Records • Audit Records	Insert applicable retention period
Manufacture Products • Batch Related Records • Master Manufacturing Specifications and Procedure Records	Insert applicable retention period
Market and Sell Products • Market Research Studies • Healthcare Education Records	Insert applicable retention period